EXHIBIT 99.1

Cautionary note regarding forward-looking statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this current report. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the Company’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures and those that address the 1.8-inch form factor; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors; the impact of the acquisition of Maxtor on the company’s financial results, including, without limitation, due to charges associated with retention, integration, purchase accounting and other related transaction costs; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 2, 2007. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Quarterly Results

On April 17, 2007, Seagate reported revenue of $2.8 billion, GAAP net income of $212 million, and diluted net income per share of $0.37 for the quarter ended March 30, 2007. These financial results include approximately $62 million in accounting charges, other costs and related tax effects associated with recent acquisitions. These results compare to revenue of $2.3 billion, net income of $274 million and diluted net income per share of $0.53 in the year-ago quarter.

For the nine months ended March 30, 2007, Seagate reported revenue of $8.6 billion, GAAP net income of $371 million and diluted net income per share of $0.62. These financial results include approximately $219 million in accounting charges, other costs and related tax effects associated with recent acquisitions and $19 million for the early retirement of the 8% notes. These results compare to revenue of $6.7 billion, net income of $833 million and diluted net income per share of $1.63 in the year-ago nine-month period.

Cash and Uses of Cash

Cash flow from operations was $269 million for the March 2007 quarter.

We made capital investments of $688 million during the first three quarters of fiscal 2007, of which $222 million was invested in the March 2007 quarter. Based on the current demand environment, we will reduce our fiscal year 2007 capital investment by $100 million to approximately $1.05 billion.

Inventory

Reported inventory as of March 30, 2007 was $832 million. Inventory increased by $61 million, with finished goods and work in process decreasing slightly from the prior quarter and raw materials increasing by $65 million.

Dividend and Stock Repurchases

The company has declared a quarterly dividend of $0.10 to be paid on or before May 18, 2007 to all common shareholders of record as of May 4, 2007.

During the quarter ended March 30, 2007, the company took delivery of 22.6 million of its common shares related to its share repurchase plan. 13.3 million of these shares were repurchased in the December quarter and delivered in January, while the remaining 9.3 million shares were repurchased and delivered during the March quarter. The average price of the shares delivered to the company in the March quarter was $26.26. The company has authorization to purchase approximately $1.175 billion of additional shares under the current stock repurchase program.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 30, 2007	June 30, 2006 (a)
ASSETS
Cash and cash equivalents	$909	$910
Short-term investments	301	823
Accounts receivable, net	1,367	1,445
Inventories	832	891
Other current assets	400	264

Total Current Assets	3,809	4,333
Property, equipment and leasehold improvements, net	2,279	2,106
Goodwill	2,452	2,475
Other intangible assets	219	307
Other assets, net	517	323

Total Assets	$9,276	$9,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,397	$1,692
Accrued employee compensation	156	385
Accrued restructuring	25	210
Accrued expenses, other	775	648
Accrued income taxes	77	72
Current portion of long-term debt	330	330

Total Current Liabilities	2,760	3,337
Accrued restructuring	21	23
Other non-current liabilities	342	332
Long-term debt, less current portion	1,733	640

Total Liabilities	4,856	4,332
Shareholders’ Equity	4,420	5,212

Total Liabilities and Shareholders’ Equity	$9,276	$9,544

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 30, 2006.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2007	March 31, 2006	March 30, 2007	March 31, 2006
Revenue	$2,828	$2,289	$8,616	$6,677
Cost of revenue	2,225	1,733	7,025	4,995
Product development	214	195	683	573
Marketing and administrative	126	108	446	303
Amortization of intangibles	13	—	36	—
Restructuring, net	3	—	—	4

Total operating expenses	2,581	2,036	8,190	5,875

Income from operations	247	253	426	802
Interest income	15	19	59	48
Interest expense	(33)	(7)	(107)	(31)
Other, net	1	12	11	22

Other income (expense), net	(17)	24	(37)	39

Income before income taxes	230	277	389	841
Provision for income taxes	18	3	18	8

Net income	$212	$274	$371	$833

Net income per share:
Basic	$0.39	$0.56	$0.66	$1.72
Diluted	0.37	0.53	0.62	1.63
Number of shares used in per share calculations:
Basic	546	489	564	483
Diluted	577	521	595	511

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March 30, 2007	March 31, 2006
OPERATING ACTIVITIES
Net income	$371	$833
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	650	436
Stock-based compensation	101	57
Allowance for doubtful accounts receivable	42	—
Redemption charges on 8% Senior Notes due 2009	19	—
In-process research and development	4	—
Tax benefit from stock options	—	(14)
Other non-cash operating activities, net	16	(13)
Changes in operating assets and liabilities:
Current assets and liabilities	(703)	49
Other assets and liabilities	70	(53)

Net cash provided by operating activities	570	1,295

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(688)	(606)
Proceeds from sale of fixed assets	29	—
Purchases of short-term investments	(322)	(2,627)
Maturities and sales of short-term investments	851	2,724
Acquisitions, net of cash acquired	(178)	(28)
Other investing activities, net	(44)	(134)

Net cash used in investing activities	(352)	(671)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,477	—
Repayment of long-term debt	(405)	(340)
Redemption premium on 8% Senior Notes due 2009	(16)	—
Issuance of common shares for employee stock plans	207	106
Dividends to shareholders	(158)	(115)
Tax benefit from stock options	—	14
Repurchases of common stock	(1,324)	—

Net cash used in financing activities	(219)	(335)

Increase (decrease) in cash and cash equivalents	(1)	289
Cash and cash equivalents at the beginning of the period	910	746

Cash and cash equivalents at the end of the period	$909	$1035